EXHIBIT 99.1

Galaxy Gaming Announces Date of 2019 Annual Meeting of Stockholders

LAS VEGAS, NEVADA June 6, 2019 (GLOBE NEWSWIRE) -- Galaxy Gaming, Inc. (OTCQB: GLXZ) (“Galaxy” or the “Company”), a developer and distributor of casino table games and enhanced systems, announced today that its 2019 Annual Meeting of Stockholders will be held in Las Vegas, Nevada, on August 28, 2019.  The record date for the meeting is July 17, 2019.

Forward-Looking Statements

Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Galaxy cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Galaxy files with the Securities and Exchange Commission.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy  (galaxygaming.com) develops, manufactures and distributes innovative proprietary table games, state-of-the-art electronic wagering platforms and enhanced bonusing systems to land-based, riverboat, cruise ships and online casinos worldwide. Galaxy’s games can be played online at FeelTheRush.com.  Connect with Galaxy on Facebook, YouTube  and Twitter.

Contact:

Media:	Robyn Brewington (702) 936-5216
Investors:	Harry Hagerty (702) 938-1740